Exhibit 32.1

Certifications of Acting Principal Executive Officer

Pursuant to Section 906

Of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)

The undersigned, the Acting Principal Executive Officer of Bioanalytical Systems Inc. (the “Company”), hereby certifies that, to the best of his knowledge:

(a)	the Form 10-K Annual Report of the Company for the fiscal year ended September 30, 2016 filed with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Philip A. Downing

Philip A. Downing
Acting Principal Executive Officer
Date: December 28, 2016